                                                                   EXHIBIT 10.12

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered as of November 12, 1996, by and among Gary L. West, Mary E. West and Troy L. Eaden (collectively, the "Assignors") and West TeleServices Corporation, a Delaware corporation (the "Assignee"). The Assignor and Assignee are sometimes collectively referred to herein as the "Parties" and individually as a "Party."

     Whereas, each of the Assignors has entered into a Stock Redemption Agreement, dated April 9, 1996, by and among John W. Erwin and each of the Assignors (the "Stock Redemption Agreement") respecting certain capital stock in West Telemarketing Insurance Agency, Inc., a Texas corporation held by John W. Erwin; and,

     Whereas, each of the Assignors desires to assign all rights and interests in the Stock Redemption Agreement to Assignee, and Assignee desires to accept such assignment and to assume the obligations of Assignor under the Stock Redemption Agreement.

     Now, Therefore, in consideration of the foregoing and the mutual promises and covenants herein contained, the Parties agree as follows:

                            ARTICLE I.   ASSIGNMENT

     Each of the Assignors hereby assigns, transfers and conveys to Assignee all of his or her rights, obligations and interests in, to and under the Stock Redemption Agreement.

                           ARTICLE II.   ASSUMPTION

     The Assignee accepts the foregoing assignment, transfer and conveyance and hereby assumes all liabilities and obligations arising under, and shall be bound by, all of the terms and conditions of the Stock Redemption Agreement and to perform in any capacity previously held by each of the Assignors thereunder.

                         ARTICLE III.   EFFECTIVE DATE

     The transactions contemplated in this Agreement shall be effective as of the date of closing of the sale of shares of Assignee's common stock pursuant to a registration statement under Form S-1, as filed with the United States Securities and Exchange Commission on or about October 11, 1996, and all amendments and supplements thereto.

                          ARTICLE IV. MISCELLANEOUS

     SECTION 4.01 Entire Agreement.

     Except to the extent specifically referenced, this Agreement is the only agreement between the parties regarding its subject matter. It supersedes all prior or contemporaneous agreements, oral or written.

     SECTION 4.02  Modification; Waiver.

     No modification or waiver shall be effective unless contained in a writing signed by the modifying or waiving Party. The waiver of any default shall not be deemed a waiver of any other or subsequent default.

     SECTION 4.03  Notices.

     All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


If to any of the Assignors:     9910 Maple Street
                                Omaha, NE 68134

If to Assignee                  9910 Maple Street
                                Omaha, NE 68134

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     SECTION 4.04  Headings; Severability; Governing Law.

     Headings are for convenience only and shall not be used in construing or interpreting this Agreement. Any provision of this Agreement which is unenforceable shall be severed and the remainder of this Agreement enforced to the fullest extent permitted by law. This Agreement shall be governed by and construed under the laws of the State of Nebraska, but not its choice of law rules.

     SECTION 4.05  Binding Agreement.

     This Agreement shall be binding on the Parties' respective successors and assigns.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.


ASSIGNORS:                                   ASSIGNEE:
                                             WEST TELESERVICES CORPORATION

      /s/ Gary L. West                       By:     /s/ Troy L. Eaden
------------------------------                  ------------------------------
          Gary L. West


      /s/ Mary E. West
------------------------------
          Mary E. West


      /s/ Troy L. Eaden
------------------------------
          Troy L. Eaden


     The undersigned hereby consents to the above Assignment and Assumption Agreement as of this 12th day of November, 1996.



                                              /S/ John W. Erwin
                                    -------------------------------------
                                                John W. Erwin

                                       3